EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated June 26, 2007 accompanying the financial statements of Cistera Networks, Inc. which are included in this Form SB-2/A registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned report.



/s/ Robison, Hill & Co.
Robison, Hill & Co.
Certified Public Accountants
Salt Lake City, Utah
August 13, 2007